AMENDED AND RESTATED FORBEARANCE
                           AND INTERCREDITOR AGREEMENT
                               (Greenwich Street)

         AMENDED AND RESTATED FORBEARANCE AND INTERCREDITOR AGREEMENT, dated as of February 17, 1999, between IMC MORTGAGE COMPANY, a Florida corporation (the "Company"), GREENWICH STREET CAPITAL PARTNERS II, L.P., a Delaware limited partnership, GREENWICH FUND, L.P., a Delaware limited partnership, GSCP OFFSHORE FUND, L.P., a Cayman Islands exempted limited partnership (each a "Facility Lender" and collectively, the "Facility Lenders"), and the Facility Lenders as successors to the right, title and interest of BANKBOSTON, N.A. in, to and under the Existing Loan Documents (as defined below) (the "Existing Lenders"). Capitalized terms used in this Agreement without definition have the meanings given to them in the Loan Agreement (as hereinafter defined) as such terms are defined in the Loan Agreement on the date hereof (or as amended by any amendment thereto approved by the Existing Lenders).

         RECITALS

         A. The Company has entered into a Loan Agreement, dated as of October 12, 1998 (the "Initial Loan Agreement"), between the Company, as borrower, and the Facility Lenders, pursuant to which the Facility Lenders extended to the Company Commitments to loan, in the aggregate, $33,000,000 (the "Initial Loans"), subject to the terms and conditions set forth in the Initial Loan Agreement, which Initial Loans are evidenced by the Notes (as defined in the Initial Loan Agreement) and entitled to the benefit of certain guarantees and security provided under certain of the other Loan Documents (as defined in the Initial Loan Agreement).

         B. Pursuant to (i) a Bridge Loan and Security Agreement, dated as of October 10, 1997, as amended from time to time, by and among the Company, certain of its Subsidiaries and BankBoston, N.A. (the "Bridge Loan Agreement"),
(ii) a Loan and Security Agreement, dated December 31, 1996, as amended from time to time, by and among the Company, certain of its Subsidiaries and BankBoston, N.A. (the "1996 Agreement"), and together with the Bridge Loan Agreement, (the "Existing Loan Agreements"), and other related agreements in favor of BankBoston, N.A. (collectively with the Existing Loan Agreements, the "Existing Loan Documents"), the Existing Lender has agreed to provide financing to the Company from time to time, to enable the

Company to finance certain mortgage loans and for other purposes provided therein; and the Company and certain of its Subsidiaries have granted a security interest in the Collateral (as hereinafter defined) in order to secure their respective obligations under the Existing Loan Documents (the "Existing Obligations").

         C. The Facility Lenders and the Company have entered into Amendment No. 1 to the Initial Loan Agreement ("Amendment No. 1"), providing for the Facility Lenders to extend to the Company additional Commitments (the "Interim Commitments") to loan in the aggregate not less than an additional $5,000,000 (the "Interim Loans").

         D. The Facility Lenders have succeeded by assignment to the right, title and interest of BankBoston N.A. in, to and under the Existing Loan Agreements and have assumed the obligations of BankBoston, N.A. thereunder and under the Original Forbearance Agreement (as hereinafter defined).

         E. The Company intends to enter into an Agreement and Plan of Merger, dated as of February __, 1999, by and among Greenwich Street Capital Partners II L.P., a Delaware limited partnership ("GSCP"), the Company, IMC 1999 Acquisition Co., Inc., a Delaware corporation and a wholly owned subsidiary of GSCP and its affiliates ("Acquisition") pursuant to which Acquisition would be merged with and into the Company and GSCP and its affiliates would be issued common stock of the surviving corporation representing approximately 93.5% of the outstanding common stock of the surviving corporation (the "Merger").

         F. In connection with the Merger Agreement, GSCP intends to enter into an agreement with Acquisition, dated as of February __, 1999, obligating the Facility Lenders, upon consummation of the Merger, to enter into an amendment to the Initial Loan Agreement, as amended (the "Amendment"), pursuant to which the Facility Lenders will agree to extend to the Company Commitments to loan, in the aggregate, an amount which, together with the Interim Commitments, will equal an additional $40,000,000 (the "Additional Loans" and, together with the Initial Loans and the Interim Loans, the "Loans"), subject to the terms and conditions set forth in the Initial Loan Agreement, as amended by Amendment No. 1 and the Amendment (as the same may be further modified, supplemented or restated from time to time, the "Loan Agreement"), which Loans are evidenced by the Notes (as defined in the Loan Agreement) and entitled to the benefit of certain guarantees and security provided under certain of the other Loan Documents (as defined in the Loan Agreement).

         G. The Company, the Facility Lenders and BankBoston N.A. have previously entered into a Forbearance and Intercreditor Agreement, dated as of October 12, 1998, as amended (the "Original Forbearance Agreement"). In order to induce the Facility Lenders to enter into the Amendment and GSCP to enter into the Merger Agreement, the Facility Lenders, the Company and the Existing Lenders have agreed to enter into this agreement amending and restating the Original Forbearance Agreement (as so amended and restated, the "Forbearance Agreement").

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Existing Lenders and the Facility Lenders agree to amend and restate the Original Forbearance Agreement to read in its entirety as follows:

         Section 1. Standstill. (a) Each of the Facility Lenders and the Existing Lenders agrees, subject to the terms of this Agreement, that for the Standstill Period, it shall not:

          (i) file or join in the filing of any involuntary petition in bankruptcy with respect to the Company or its Subsidiaries, or initiate or participate in any similar proceedings for the benefit of creditors, including any proceeding for the appointment of a trustee, receiver, conservator or liquidator of the Company or its Subsidiaries or any portion of its assets;

          (ii) seek to collect or enforce by litigation or otherwise, any payment obligations under the Existing Loan Documents or the Loan
     Documents; provided that nothing in this Section 1 shall prohibit the Facility Lenders from exercising their Exchange Option or the Existing Lenders from collecting payments in respect of the Standstill Advances;

          (iii) make any Margin Calls or other demands for payment in respect of, or additional collateral to secure the Existing Obligations;

          (iv) declare a default or event of default under, or exercise or enforce any right or remedy under, or accelerate the maturity of any Existing Obligation or Loan under, any Existing Loan Document or Loan Document; or

          (v) seek to attach, sequester or otherwise proceed against any of the Collateral.

         (b) The Standstill Period may be terminated by the Existing Lenders or the Facility Lenders by written notice to the Company and each other Creditor upon the occurrence of any of the following:

          (i) a failure by the Company under any Existing Loan Agreement to make to the Existing Lender any scheduled payment of interest, which failure continues unremedied for two days, or any payment of principal due pursuant to Section 5 hereof;

          (ii) any intentional fraud or misrepresentation by the Company;

          (iii) immediately upon a failure of the Facility Lenders to make (x) an Advance (as defined in the Initial Loan Agreement) under the Initial Loan Agreement following a request of the Company thereunder, (y) an Interim Loan under the Initial Loan Agreement as amended by Amendment No. 1 following a request by the Company thereunder or (z) immediately upon consummation of the Merger, the Additional Loans under the Loan Agreement;

          (iv) immediately in the event any Other Existing Lender takes any of the actions described in Section 1(a) of its Other Intercreditor Agreement, or, in the case of the Existing Lender, immediately in the event any Facility Lender takes any of the actions described in Section 1(a) of this Agreement, or, in the case of the Facility Lenders, immediately in the event the Existing Lenders take any of the actions described in Section 1(a) of this Agreement, in each case whether or not it shall have given notice of termination of the Standstill Period;

          (v) the condition contained in subclause (y) of clause (i) of the definition of "Standstill Period" to the extension of the Standstill Period beyond the date which is 150 days from and after the date hereof shall not have been satisfied on or before such date;

          (vi) a Change of Control or payment of the Take-Out Premium;

          (vii) an event shall occur and be continuing for a period of ten Business Days which permits any holder of indebtedness for borrowed money of the Company or any Subsidiary outstanding (other than any Creditor) to accelerate the maturity of such indebtedness or exercise remedies with respect to property of the Company or any Subsidiary, without such indebtedness being paid or the rights of such holder to take such action being waived, stayed or subjected to a standstill or other agreement of such holder to forbear from exercising remedies, reasonably satisfactory to the Creditors;

          (viii) the Company shall not have entered into the Merger Agreement and Amendment No. 1 on or before February 19, 1999;

          (ix) the Company shall, at any time on or after the date of consummation of the Merger, repay all or any portion of the Loans;

         (c) The Standstill Period shall terminate automatically without notice or other action by any Creditor upon the occurrence of any of the following:

          (i) the Company or any Subsidiary shall consent to the appointment of or taking possession by a receiver, assignee, custodian, sequestrator, trustee or liquidator (or other similar official) of itself or of a substantial part of its property; or the Company or any Subsidiary shall admit in writing (to any creditor, govern mental authority or judicial court or tribunal) its inability to pay its debts generally as they come due or shall fail generally to pay its debts as they become due, or shall make a general assignment for the benefit of its creditors; or the Company or any Subsidiary shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization or other relief with respect to itself or its debts under the Federal bankruptcy laws, as now or hereafter constituted or any other applicable Federal or State bankruptcy, insolvency or other similar law, or shall consent to the entry of an order for relief in an involuntary case under any such law; or the Company or any Subsidiary shall file an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or otherwise seek relief under the provisions of any existing or future Federal or State bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or providing for an arrangement, agreement, composition, extension or adjustment with its creditors; or the Company or any Subsidiary shall take or publicly announce its intention to take corporate action in furtherance of any of the foregoing; or

          (ii) an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or any Subsidiary or of any substantial part of its property, or any substantial part of the property of the Company or any Subsidiary shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 30 days after the date of entry thereof; or

          (iii) an involuntary petition against the Company or any Subsidiary in a proceeding under the Federal bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 30 days thereafter, or a decree or order for relief in respect of the Company or any Subsidiary shall be entered by a court of competent jurisdiction in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of com petent jurisdiction shall assume jurisdiction, custody or control of the Company or any Subsidiary or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 30 days.

         Section 2. Grant of Security Interest. In order to secure full and timely payment of the Obligations under the Loan Agreement, and to secure the performance of all of the other obligations of the Company under the Loan Documents, the Company and each Subsidiary hereby mortgages, pledges and assigns and transfers to the Facility Lenders, and grants to the Facility Lenders, a continuing perfected security interest in, and a lien in the Collateral. The Facility Lenders agree to release their lien in respect of any whole loan mortgage, which is sold by the Company to the Existing Lenders for a purchase price not less than the advance rate in respect of such mortgage.

         Section 3. Acknowledgment and Priorities. (a) The Existing Lenders hereby acknowledge and consent to the entrance by the Company into the Loan Documents and the granting of the lien in the Collateral granted pursuant to
Section 2; provided, however, notwithstanding anything to the contrary contained in the Loan Agreement, the Notes or any of the Loan Documents, the parties hereto acknowledge and agree that any security interest in or other rights with respect to any Collateral granted to secure the Existing Obligations under the Existing Loan Agreements or otherwise has and shall have priority, to the extent of the Existing Obligations, over any security interest in such Collateral granted pursuant to this Agreement, the Initial Loan Agreement, the Loan Agreement or the other Loan Documents irrespective of:

          (i) the time, order or method of attachment or perfection of the security interest created by this Agreement, the Initial Loan Agreement, the Loan Agreement or any Loan Document;

          (ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral;

          (iii) anything contained in any filing or agreement to which the Facility Lenders, the Company, or the Collateral Agent under the Security Documents now or hereafter may be a party; and

          (iv) the rules for determining priority under the U.C.C. or other laws governing the relative priorities of secured creditors.

         (b) The Existing Lenders hereby agree that, following payment in full of all the Existing Obligations hereunder, any Collateral, including any books and records (including, without limitation, computer files, printouts and other computer materials and records) relating to the Collateral, as well as all proceeds and products of such Collateral, held by it shall be held for the benefit of the Facility Lenders, provided that if such Collateral is then subject to the prior lien of another creditor, the Existing Lenders may hold it for the benefit of such other creditor and the Facility Lenders as their interests may appear. If the Existing Lenders have elected not to hold such Collateral following payment in full of the Existing Obligations, it shall promptly forward any Collateral, including any books and records (including, without limitation, computer files, printouts and other computer materials and records) relating to the Collateral, as well as all proceeds and products of such Collateral, to the Collateral Agent, provided that if such Collateral is then subject to the prior lien of another creditor, the Existing Lenders may forward such Collateral, proceeds and products thereof to such other creditor or, in the event of a dispute, to such party as a court of competent jurisdiction may direct.

         (c) Nothing contained in this Agreement shall alter or impair the Existing Lenders' rights under the Existing Loan Documents from and after the termination of the Standstill Period in accordance herewith or be interpreted to mean that the Existing Lenders have any obligation under the Existing Loan Documents or otherwise to return any proceeds received on a sale or deemed sale of any Securitization Receivables to the Company or any Subsidiary, except as expressly provided herein.

         Section 4. Reserved Rights. Notwithstanding anything in this Agreement to the contrary, but subject to Section 8 hereof, the Company and the Facility Lenders agree that this Agreement (except as expressly provided in Section 8) shall in no manner impair any right of the Existing Lenders or the Facility Lenders under any Existing Loan Agreement or the Loan Agreement, respectively, to enforce any condition precedent to any obligation it may have thereunder to make future Advances or Facility Advances to the Company and its Subsidiaries, nor shall this Agreement limit the right of the Existing Lenders to make Margin Calls in respect of the hedging transactions with respect to U.S. treasury securities that the Company may have entered into with the Existing Lenders outside of the Existing Loan Documents. All rights and obligations of the Existing Lenders under the Existing Loan Documents to make Advances or not make Advances and all rights of the Facility Lenders to make Facility Advances or not make Facility Advances shall not be affected by this Agreement, except as otherwise provided in Section 8 hereof.

         Section 5. Additional Interest. (a) From and after the date this Agreement becomes effective, within five days following receipt by the Company each month of Available Cash Flow from Securitization Receivables, the Company shall pay to the Existing Lenders the Applicable Percentage of such Available Cash Flow from Securitization Receivables in repayment of principal of the
Existing Obligations under the Existing Loan Documents secured by the Securitization Receivables generating such Available Cash Flow from Securitization Receivables and may retain the balance of such Available Cash Flow from Securitization Receivables and use such funds for general corporate purposes.

         (b) Within one day following the end of each of the first three-, six-, nine- and twelve- month periods commencing with the date the Merger is deemed to have been consummated for purposes of calculating the Minimum Repayment Amount, the Company shall repay the principal amount outstanding under the Existing Loan Documents by an amount equal to the excess, if any, of the Minimum Repayment Amount applicable to such period over the aggregate amount applied to such repayment in respect of such period, pursuant to Section 5(a) and this Section 5(b).

         (c) The Company shall repay the principal amount outstanding under the Existing Loan Documents by an amount equal to 100% of any Net Income Tax Refund within five business days of receipt of such Refund.

         (d) The Company shall immediately repay the amount outstanding under the Existing Loan Documents by the amount equal to the Net Proceeds of Sale of Servicing Rights or Subsidiaries sold or otherwise disposed of by the Company or any

Subsidiary. The Company shall not sell or otherwise dispose of any Servicing Rights or any Subsidiary without the Existing Lender's consent and without reaching agreement with the Existing Lenders as to an appropriate reduction of the Minimum Repayment Amount and adjustment to the Business Plan, such consent and agreement not to be unreasonably withheld or delayed by the Existing Lenders or the Company. The parties agree that it would be reasonable for the Existing Lenders to withhold their consent to the sale of any Servicing Rights or stock of Subsidiaries if, in their sole discretion, the Existing Lenders conclude that such sale will impair their ability to be paid the Existing Obligations, the selling price for the Servicing Rights or stock of Subsidiaries should be higher or the Servicing Rights or stock of Subsidiaries have not been adequately marketed.

         (e) The Existing Lender acknowledges and consents to the payments to be made by the Company from Available Cash Flow from Securitization Receivables and Net Proceeds of Sale of Securitization Receivables and in respect of Delinquent Mortgage Loans securing financing provided under Warehouse Facilities required to be made to the Other Existing Lenders under the Other Intercreditor Agreements.

         Section 6. Conditions Precedent. The effectiveness of this Agreement shall be subject to the condition that each of the other existing lenders listed on Schedule I (the "Other Existing Lenders") shall have entered into an Other Intercreditor Agreement in the form annexed hereto. The Company shall furnish the Existing Lenders complete and correct copies of each such Other Intercreditor Agreement within one business day of its execution.

         Section 7. Certain Definitions.

         "Advance" means any advance made by the Existing Lenders under the Existing Loan Agreements.

         "Applicable Percentage" means (i) for the period from and after the effective date hereof to the end of the calendar month in which such effective date occurs, 1.67%, (ii) for the period from and after the calendar month in which the effective date hereof occurs to the date of consummation of the Merger, 2.5%, (iii) for the first six calendar months commencing on or after the date of the consummation of the Merger, 5%, and (iv) for the next six calendar months, 10%. For purposes of applying the foregoing, if the date of consummation of the Merger occurs on or before the fifteenth day of a month, the Merger shall be deemed to have been consummated as of the first day of such month, and if the date of consummation of the Merger occurs after the fifteenth day of a month, then the Merger shall be deemed to have been consummated as of the first day of the succeeding month.

         "Available Cash Flow from Securitization Receivables" means the proceeds, net of any costs of collection, to the Company or any Subsidiary of any distribution with respect to, or prepayment of any Securitization Receivables owned by the Company or any Subsidiary and pledged as security for, or sold by the Company or any Subsidiary subject to an obligation to repurchase, obligations owing to any Other Existing Lender.


         "Change of Control" means the occurrence of any of the following events (other than as a consequence of the issuance of the Preferred Stock to the Facility Lenders upon exercise of the Exchange Option or the consummation of the Merger):

          (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 50% of the Voting Stock of the Company; or

          (ii) the Company consummates any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in any transaction or series of transactions not in the ordinary course of business; or

          (iii) the Company engages in a merger, consolidation or similar business combination with any third party.

         "Collateral" means (i) all of the Company's or any Subsidiary's rights to payment of money arising out of, related to, or created in connection with (whether such rights are classified under the applicable Uniform Commercial Code as general intangibles, accounts, certificated securities, uncertificated securities or otherwise): (a) all Securitiza tion Receivables and any other interest of the Company or any Subsidiary, in the Securiti zation Transactions (other than cash paid to or for the account of the Company in respect of the transfer by the Company or any Subsidiary of mortgage loans to the

Trustee in respect of a Securitization Transaction) and similar rights or interests of the Company or any Subsidiary, (b) all payments to be paid to the Company or any Subsidiary pursuant to such Securitization Transactions (other than cash paid to or for the account of the Company in respect of the transfer by the Company of mortgage loans to the Trustee in respect of a Securitization Transaction) and (c) all Servicing Fees, Servicing Rights, Servicing Advances and any similar rights or interests of the Company or any Subsidiary in respect of any of the foregoing (a) through (c); (ii) all business records, computer tapes, software, microfiche, or recorded data of any kind or nature, regardless of the medium, necessary to identify, locate and collect the foregoing; (iii) all cash from time to time deposited in any deposit account of any of the Company or any Subsidiary with the Existing Lender, in connection with this Agreement, including, without limitation, the Loan Collateral Account; (iv) all other collateral described in Schedule II hereto, includ ing, without limitation, all accounts, inventory, equipment, general intangibles, investment property (including the capital stock of the Subsidiaries), (v) any other right, interest or property of the Company or any Subsidiary now or hereafter securing the performance by the Company or any Subsidiary of the Existing Obligations; and (vi) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

         "Common Stock" means the Company's common stock, par value $0.01 per share.

         "Creditor" means any of the Facility Lenders, the Existing Lenders or any Other Existing Lender.

         "Delinquent Mortgage Loan" means any Mortgage Loan which, as of any date of determination, is more than 90 days delinquent in payment of principal or interest due thereunder.

         "Facility Advance" means any advance made by the Facility Lenders under the Loan Agreement.

         "Loan Collateral Account" means the demand deposit account established by the Company with the Existing Lenders pursuant to the Existing Loan Agreements for collection of the cash flow from the Collateral (other than cash flow from Servicing Rights) and into which the Company has instructed all relevant parties to deposit all Cash Flow from Collateral (other than cash flow from Servicing Rights).

         "Margin Call" means the right of the Existing Lenders or the Facility Lender to give notice to require the Company to transfer to the Existing Lenders or the Facility Lender cash or additional Collateral.

         "Minimum Repayment Amount" means for each of the first three-, six-, nine- and twelve-month periods from and after the date of the consummation of the Merger, the applicable amount as follows: (a) first three months, $1,300,000, (b) first six months, $3,000,000, (c) first nine months, $5,500,000,
(d) first twelve months, $8,000,000. For purposes of applying the foregoing, if the date of consummation of the Merger occurs on or before the fifteenth day of a month, then the Merger shall be deemed to have been consummated as of the first day of such month, and, if the date of consum mation of the Merger occurs after the fifteenth day of a month, then the Merger shall be deemed to have been consummated as of the first day of the succeeding month.

         "Mortgage Loan" means any mortgage loan originated or purchased by the Company or any Subsidiary.

         "Net Income Tax Refund" means any U.S. Federal income tax refund received by the Company during the Standstill Period net of any U.S. Federal income taxes paid or payable by the Company (in its good faith estimate) during the tax year in which such refund is received.

         "Net Proceeds of Sale of Securitization Receivables" means the proceeds, net of any costs of sale or disposition, realized by the Company or any Subsidiary from any sale, lease or other disposition of any Securitization Receivables.

         "Other Existing Lenders" has the meaning specified in Section 6.

         "Other Intercreditor Agreements" means the separate intercreditor agreements among the Company, an Other Existing Lender and the Facility Lenders.

         "Securitization Receivables" means all rights of the Company or any Subsidiary to receive payments (including, without limitation, assets classified as residual strips, certificates, or interest only strips on the Company's financial statements) under a Securitization Transaction but excluding rights to receive payments in respect of Servicing Fees.

         "Securitization Transaction" means any transaction, however named, between the Company or any Subsidiary and any one or more purchasers and/or investors which provides for the monetization of a discrete pool of mortgage loans and/or mortgage notes through debt securities or ownership interests issued by a special purpose vehicle supported or backed by mortgage loans and/or mortgage notes that have been transferred to the special purpose vehicle by the Company or any such Subsidiary.

         "Servicing Advances" means all remittances advanced by the Company or any Subsidiary to a Trustee under the Company's or any such Subsidiary's servicing agreement, and the right to receive a payment of such advances.

         "Servicing Fees" means all payments arising out of, related to, or created in connection with a Person's duties and obligations as a servicer pursuant to the terms of a Securitization Transaction.

         "Servicing Rights" means all of any Company's and any Subsidiary's rights to payment arising out of, related to, or created in connection with its role as servicer under any of the Securitization Transactions or in connection with its performance of a similar role with respect to any other transaction or arrangement.

         "Standstill Period" means a period ending on the first to occur of (i) the later of (x) 150 days from and after the date hereof and (y) one year from and after the date of consummation of the Merger, if the Company shall have, on or before the 150th day from and after the date hereof, consummated the Merger and delivered (by facsimile transmission or otherwise in accordance with Section 16 hereof) to each Creditor confirmation thereof, (ii) termination of the Standstill Period in accordance with Section 1(b) or 1(c) hereof or (iii) termination of the Merger Agreement.

         "Subsidiary" or "Subsidiaries" means those Subsidiaries which are signatories hereto and any other entities which hereafter become a subsidiary of the Company (or of any of the Company's Subsidiaries).

         "Trustee" means the trustee under the trust established for the benefit of the purchasers under a Securitization Transaction.

         "Warehouse Facility" means any loan agreement, repurchase agreement or other credit facility for the purpose of financing the purchase or ownership of Mortgage Loans by the Company or any Subsidiary.

         Section 8. Notice of Advances under the Loan Agreement, Etc. (a) The Company shall not be entitled to receive, and the Existing Lenders shall have no obligation to make any loans and advances under any of the Existing Loan Documents.

         (b) The Company shall give each Creditor prompt written notice of any event which upon notice or lapse of time or both would constitute an event of default in respect of any of its outstanding Debt.

         (c) Notwithstanding the provisions of the Existing Loan Agreement, during the Standstill Period, the Company shall pay interest on the principal amount outstanding under the Existing Loan Agreements to the Existing Lenders weekly on Friday of each week or, if Friday is not a Business Day, on the next Business Day.

         (d) During the Standstill Period (without limiting any obligations under the Existing Loan Documents), the Company shall deliver to the Existing Lenders at the same time it delivers to the Facility Lenders, the Disclosure Letter, the Three-Month Business Plan, any Updated Business Plan and all other financial statements and reports required to be provided to the Facility Lenders pursuant to Section 5.5 of the Loan Agreement. The Company shall cooperate with the Existing Lenders and its financial consultants and provide the Existing
Lenders and such consultants with such information and the opportunity to consult with its executive officers and accountants as the Existing Lenders may reasonably request.

         (e) The Company shall give the Existing Lenders and the Facility Lenders prompt written notice of any event that would permit termination of the Standstill Period pursuant to clauses (iii), (iv), (vi), (vii), (viii) or (ix) of Section 1(b) hereof.

         Section 9. Acknowledgment of Obligations. The Company and each Subsidiary acknowledges that, as of the date hereof, the principal balance of the obligations under the Existing Loan Agreements are as follows: (a) the Bridge Loan Agreement: $45,000,000; and (b) the 1996 Agreement: $42,500,000. The Company and each Subsidiary acknowledges that its obligations under the Existing Loan Documents and the liens on the Collateral securing the Existing Obligations remain in full force and effect, that the Existing Obligations under the 1996 Agreement and the Bridge Loan Agreement matured on October 10, 1998 and have not been paid, and that the Company and each such Subsidiary have no defenses, counterclaims or offsets to its obligations under the Existing Loan Documents and that such liens are valid, perfected and enforceable. The Company and each Subsidiary hereby waives the application of the automatic stay in any bankruptcy proceeding in respect of the Existing Obligations and the obligations under the Loan Documents and the Company, each Subsidiary and each Creditor consents to the modification of the stay to permit the exercise by the Existing Lenders or the Facility Lenders of their rights in respect of the Collateral, provided that the foregoing shall not be construed to modify the provisions of Sections 2(b) and 3 hereof. This document shall not constitute a waiver, amendment or modification of the Existing Loan Documents, the Existing Obligations, any defaults by the Company under the Existing Loan Documents or the Loan Documents and shall not be construed as a waiver or consent to any future action on the part of the Company or any Subsidiary that would require a waiver or consent of the Existing Lenders or the Facility Lenders. The Company and each Subsidiary hereby releases the Existing Lenders, their respective officers, directors and participants from any and all claims in respect of the Existing Loan Documents and in respect of actions taken or not taken on or prior to the date of execution and delivery hereof.

         Section 10. Amendments, Etc. No amendment, modification, supplement, termination, consent or waiver of this Agreement or any term or provision of this Agree ment shall be effective and binding unless in writing and signed by the Existing Lenders, the Other Existing Lenders and the Facility Lenders. Any such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         Section 11. Severability. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         Section 13. GOVERNING LAW; VENUE AND JURISDICTION. THE

VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT HEREOF AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT OT CONFLICTS OF LAW PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF, AND AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT MAY BE TRIED AND LITIGATED IN, FEDERAL OR, IN THE ABSENCE OF FEDERAL SUBJECT MATTER JURISDICTION, STATE COURTS LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK UNLESS SUCH ACTIONS OR PROCEEDINGS ARE REQUIRED TO BE BROUGHT IN ANOTHER COURT TO OBTAIN SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF THE PARTIES WAIVES, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE IN ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. SERVICE OF PROCESS, SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST SUCH PARTY MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION 18.

         Section 14. Expenses. In addition to the foregoing, the Company will also reimburse the Existing Lenders and the Facility Lenders promptly for their reasonable out-of-pocket costs and expenses incurred by such Persons or their respective employees, agents or advisors in connection with the performance of their respective obligations and duties hereunder and, to the extent the Existing Loan Documents so provide, under the Existing Loan Documents, and for any reasonable fees and expenses of legal or other professional advisors to the Existing Lenders and the Facility Lenders engaged in connection with the preparation and negotiation of this Agreement and review and negotiation of all related documents, including the Merger Agreement, Loan Agreement, and monitoring performance of all related documents, such reimbursement to be made, promptly and in any event within 30 days after presentation of an invoice therefor accompanied by such documentation with respect to such costs and expenses in reasonable detail as the Company may reasonably request.

         Section 15. Agreement May Constitute Financing Statement. The Company and the Existing Lenders consent to the filing of this Agreement or a photocopy thereof as a financing statement under the UCC as in effect in any jurisdiction in which the Facility Lenders may determine such filing to be necessary or desirable.

         Section 16. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party by facsimile transmission or by hand delivery at the following address or facsimile number, or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party and each other Creditor:
(a) if to the Facility Lenders, or the Existing Lenders, Greenwich Street Capital Partners II, L.P., c/o Greenwich Street Capital Partners, Inc., 388 Greenwich Street, New York, New York 10013, Attn.: Sanjay Patel; Tel: (212) 826-1149, Fax: (212) 816-0166; with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, Attn.: Steven Ostner, Tel: (212) 909-6000,
Fax: (212) 909-6836; and (b) if to the Company, IMC Mortgage Company, 5901 E. Fowler Avenue, Tampa, Florida 33617, Attn.: President, Tel: (813) 984-2533, Fax:
(813) 984-2593; with a copy to Mitchell W. Legler, 300A Wharfside Way, Jacksonville, Florida 32207; and if to any of the Other Existing Lenders, to such person and at the address and facsimile number provided in Schedule III hereto. Each such notice, request or other communication shall be effective when sent by facsimile transmission to the facsimile number or when delivered by hand to the address specified in this Section 16 or Schedule III hereto, provided that a facsimile transmission shall be deemed to have been sent only so long as the transmitting machine has provided an electronic confirmation of such transmission.

         Section 17. Binding Effect; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, including any successor of the Company by merger or any entity which purchases all or substantially all of the assets of the Company, and to each of the other Creditors, each of which is an intended third-party beneficiary hereof. Neither the Facility Lenders nor the Existing Lenders may sell, assign, participate or otherwise transfer or dispose of all or any portion of the Loan or the Existing Obligations to any Person unless such Person shall have assumed and agreed to be bound by the terms hereof by written instrument in form reasonably satisfactory to the Company and each other Creditor.

         Section 18. Counterparts; Section Headings. This Agreement may be executed in any number of counterparts, each of which is an original, but all of which together constitute but one instrument. Except as otherwise indicated, references herein to any "Section" means a "Section" of this Agreement, and the section headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    IMC MORTGAGE COMPANY


                                    By  /s/
                                        -----------------------------
                                    Name:
                                    Title:

                                    GREENWICH STREET CAPITAL PARTNERS II, L.P.
                                    GSCP OFFSHORE FUND, L.P.
                                    GREENWICH FUND, L.P.

                                            By:  GREENWICH STREET
                                                   INVESTMENTS II, L.L.C.,
                                                   their General Partner


                                                 By: /s/
                                                     ---------------------------
                                                     Name:
                                                     Title:

This Forbearance and Intercreditor Agreement is hereby
acknowledged and agreed to by:


IMC CORPORATION OF AMERICA
IMC CREDIT CARD, INC.
IMC MORTGAGE COMPANY CANADA, LTD.
AMERICAN HOME EQUITY CORPORATION
IMC INVESTMENT CORPORATION
IMC INVESTMENT LIMITED PARTNERSHIP
ACG FINANCIAL SERVICES (IMC), INC.
AMERICAN MORTGAGE REDUCTION, INC.
CENTRAL MONEY MORTGAGE CO. (IMC), INC.
COREWEST BANC
EQUITY MORTGAGE CO. (IMC), INC.
IMCC INTERNATIONAL, INC.
MORTGAGE AMERICA (IMC), INC.
NATIONAL LENDING CENTER, INC.
NATIONAL LENDING CENTER TILT, INC.
NATIONAL LENDING GROUP, INC.
RESIDENTIAL MORTGAGE CORPORATION (IMC), INC.


By: /s/
    ---------------------------
    Name:
    Title:


GERMAN AMERICAN CAPITAL CORPORATION


By: /s/
    ---------------------------
    Name:
    Title:

By: /s/
    ---------------------------
    Name:
    Title:

ASPEN FUNDING CORP.


By: /s/
    ---------------------------
    Name:
    Title:


BEAR STEARNS HOME EQUITY TRUST


By: /s/
    ---------------------------
    Name:
    Title:



BEAR STEARNS INTERNATIONAL LIMITED

By: /s/
    ---------------------------
    Name:
    Title:



PAINE WEBBER REAL ESTATE SECURITIES INC.


By: /s/
    ---------------------------
    Name:
    Title:

                                                   Schedule I to the Forbearance
                                                     and Intercreditor Agreement


                             Other Existing Lenders


Master Repurchase Agreement, dated as of March 29, 1996, as amended from time to time, by and among Bear Stearns Home Equity Trust and the Company and certain of the Company's Subsidiaries.

fMaster Repurchase Agreement, dated as of May 1, 1997 Between Bear, Stearns International Limited and Industry Mortgage Company, L.P.

Institutional Account Agreement, dated October 23, 1996, between and among Industry Mortgage Company, L.P. and Bear Stearns.

Loan and Security Agreement, dated March 17, 1998, by and among IMC Mortgage Company, IMC Corporation of America, ACG Financial Services (IMC), Inc.,
American Mortgage Reduction, Inc., Central Money Mortgage Co. (IMC), Inc., Corewest Banc, Equity Mortgage Co., (IMC), Inc., Mortgage America (IMC), Inc., National Lending Center, Inc., National Lending Center TILT, Inc, and Residential Mortgage Corporation (IMC), Inc., as borrowers, and German American Capital Corporation, as lender.

Loan and Security Agreement, dated March 17, 1998, by and among IMC Mortgage Company, IMC Corporation of America, ACG Financial Services (IMC), Inc.,
American Mortgage Reduction, Inc., Central Money Mortgage Co. (IMC), Inc., Corewest Banc, Equity Mortgage Co., (IMC), Inc., Mortgage America (IMC), Inc., National Lending Center, Inc., National Lending Center TILT, Inc, and Residential Mortgage Corporation (IMC), Inc., as borrowers, and Aspen Funding Corp., as lender

Loan and Security Agreement, dated as of February 28, 1997, between IMC Mortgage Company, IMC Corporation of America, ACG Financial Services (IMC), Inc., American Mortgage Reduction, Inc., Industry Mortgage Company, L.P., Corewest Banc, IMC Investment Corp., and IMC Investment Limited Partnership, as borrowers, and Paine Webber Real Estate Securities, Inc., as lender.

                                              Schedule II to the Forbearance and
                                                         Intercreditor Agreement


                              Additional Collateral


All of the collateral granted under the following agreements:

     1. Bridge Loan and Security Agreement, dated as of October 10, 1997, as amended from time to time by and among the Company, certain of its Subsidiaries and BankBoston, N.A.;

     2. Loan and Security Agreement, dated December 31, 1996, as amended from time to time by and among the Company, certain of its Subsidiaries and BankBoston, N.A.;

     3. Loan Agreement, dated October 15, 1998, by and among the Company, certain of its Subsidiaries and BankBoston, N.A. ;

     4. Pledge and Security Agreement, dated October 14, 1998, between the Company and BankBoston, N.A.;

     5. Stock Pledge Agreement, made as of December 31, 1997, by and between the Company and BankBoston, N.A., as amended by the First Amendment to Stock Pledge Agreement, dated October __, 1998; and

     6. Security Agreement, made October 10, 1997, by the Company and certain of its Subsidiaries in favor of BankBoston, N.A., as amended by the First Amendment to Security Agreement made October __, 1998, between BankBoston, N.A., the Company and certain of its Subsidiaries.

                                             Schedule III to the Forbearance and
                                                         Intercreditor Agreement


                    Notice Address for Other Existing Lenders


Bear, Stearns & Co., Inc.

if to Bear, Stearns: Bear Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attn: Philip M. Cedar, Tel.: (212) 272-6768, Fax: (212) 272-4933 and
Paul  Friedman,  Tel.:  (212)  272-3516,  Fax: (212)  272-6550,  with a copy to;
Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attn. Barry J. Dichter, Esq., Tel.: (212) 504-6000, Fax: (212) 504-6666;


Deutsche Lenders

if to Aspen Funding, to: Aspen Funding Corp. c/o Amacar Group, 6707D Fairview Road, Charlotte, North Carolina 28210, Attn.: Douglas Johnson, tel.: (704) 375-0569, fax: (704) 365-1362, with a copy to: Deutsche Bank A.G., as agent, 31 West 52nd Street, New York, New York 10019, Attn.: Greg Amoroso, Tel.: (212) 469-3987, Fax: (212) 469-5160 and Richard Uhlig, Tel.: (212) 469-7730, Fax:
(212) 469-5103; and with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attn.: Karen Gelernt, Esq., Tel: (212) 504-6000,
Fax: (212) 504-6666

if to German American Corporation, to: German American Capital Corporation, 31 West 52nd Street, New York, New York 10019, Attn.: Vijay Radhakishun, Tel.:
(212) 469- 8925,  Fax: (212)  469-5923,  with a copy to:  Deutsche Bank A.G., as agent, 31 West 52nd Street, New York, New York 10019, Attn.: Greg Amoroso, Tel.:
(212) 469-3987,  Fax: (212) 469-5160,  and Richard Uhlig,  Tel.: (212) 469-7730,
Fax: (212) 469-5103; and in either case described in clause (i) or (ii) above; with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attn.: Karen Gelernt, Esq., Tel: (212) 504-6000, Fax: (212) 504-6666


Paine Webber

if to Paine Webber, to: PaineWebber Real Estate Securities, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attn.: George Mangiaracina, Tel: (212)

713-3734, Fax: (212) 265-3881; with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attn.: Michael S. Gambro, Esq., Tel:
(212) 504- 6825; Fax: (212) 504-6666